As Filed With the Securities and Exchange Commission on February 28, 2025
Registration No. 333-53318
Registration No. 333-82062
Registration No. 333-148705

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-53318
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-82062
Post-Effective Amendment No 1. to Form S-8 Registration Statement No. 333-148705
_________________

Erie Indemnity Company
(Exact name of Registrant as specified in its charter)

    Pennsylvania    25-0466020
    (State of Incorporation)    (I.R.S. Employer Identification No.)

100 Erie Insurance Place
Erie, Pennsylvania 16530
(814) 870-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_________________

Erie Indemnity Company 1997 Long Term Incentive Plan, as amended Erie Indemnity Company 2004 Long-Term Incentive Plan

(Full title of the plans)
_________________

Brian W. Bolash, Esq.
Executive Vice President, Corporate Secretary & General Counsel
Erie Indemnity Company
100 Erie Insurance Place
Erie, Pennsylvania 16530
814-870-2000
(Name, address, including zip code, and telephone number, including area code of agent for service)
_________________

Copies to:
Michael C. Donlon, Esq.
Bond, Schoeneck & King, PLLC
200 Delaware Avenue, Suite 900
Buffalo, New York 14202
(716) 416-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated file	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

DEREGISTRATION OF UNSOLD SECURITIES

Erie Indemnity Company (the “Registrant”) is filing this Post-Effective Amendment (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold pursuant to the Registration Statements, in each case solely to the extent they relate to the Registrant’s (1997) Long-Term Incentive Plan (the “1997 LTIP”) and the 2004 Long-Term Incentive Plan (the “2004 LTIP”).
1.Registration No. 333-53318, filed with the Securities and Exchange Commission (the Commission”) on January 5, 2001, registering 32,449 shares of the Registrant’s Class A Common Stock, no par value (“Class A Common Stock”) issuable pursuant to the 1997 LTIP;
2.Registration No. 333-82062, filed with the Commission on February 4, 2002, registering an additional 95,735 shares of Class A Common Stock issuable pursuant to the 1997 LTIP; and
3.Registration No. 333-148705, filed with the Commission on January 16, 2008, registering (i) an additional 39,361 shares of Class A Common Stock issuable pursuant to the 1997 LTIP and (ii) 1,000,000 shares of Class A Common Stock issuable pursuant to the 2004 LTIP.
The Registrant is no longer issuing securities under the 1997 LTIP or 2004 LTIP. This Post-Effective Amendment is being filed in order to deregister all shares of Class A Common Stock that were registered under the Registration Statements and remain unissued under the Registration Statements, in each case, solely to the extent they relate to the 1997 LTIP and 2004 LTIP. For the avoidance of doubt, this Post-Effective Amendment will have no effect of the status of the 200,000 shares of Class A Common Stock issuable pursuant to the Erie Indemnity Company Deferred Compensation Plan for Outside Directors, as amended, which shares of Class A Common Stock were also registered pursuant to Registration Statement No. 333-148705.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Erie, Pennsylvania on February 28, 2025.

ERIE INDEMNITY COMPANY

By: /s/ Brian W. Bolash
Brian W. Bolash
Executive Vice President, Corporate Secretary & General Counsel

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.